Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com
Public Relations Contact
Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe’s Cloud Innovations Drive Strong Q4 and FY2013 Financial Results
Creative Cloud Subscriptions Accelerate to More Than 1.4 Million; Adobe Marketing Cloud Surpasses Revenue of $1 Billion in 2013
SAN JOSE, Calif. - Dec. 12, 2013 - Adobe (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year 2013 ended Nov. 29, 2013. The Company also provided a financial outlook for fiscal year 2014 and long-term growth targets for key areas of its business.
Fourth Quarter Financial Highlights

•	Adobe achieved revenue of $1.04 billion, within its targeted range of $1 billion to $1.05 billion.

•
Adobe exited Q4 with 1 million 439 thousand paid Creative Cloud subscriptions, an increase of 402 thousand when compared to the number of subscriptions as of the end of Q3 fiscal year 2013, and enterprise adoption of Creative Cloud was stronger than expected.

•	Creative Annualized Recurring Revenue (“ARR”) grew to $768 million, and total Digital Media ARR grew to $911 million.

•	Adobe Marketing Cloud quarterly revenue was $316.2 million, representing 38 percent year-over-year growth.

•	Diluted earnings per share were $0.13 on a GAAP-basis, and $0.32 on a non-GAAP basis.

•	Cash flow from operations was $315.0 million.

•	Deferred revenue grew by $94.7 million to a record $828.8 million.

•	The company repurchased 7.9 million shares during the quarter, returning approximately $405 million of cash to stockholders.
Fiscal Year 2013 Financial Highlights

•	Adobe achieved revenue of $4.06 billion and generated $1.15 billion in cash flow from operations during the year.

•
Creative Cloud subscriptions grew by 1.1 million and Document Services subscriptions doubled to more than 1.6 million. In addition, the company added more than $700 million in Digital Media ARR during the year.

•	Adobe Marketing Cloud achieved a record $1.02 billion in annual revenue, representing 26 percent year-over-year growth.

•	The company repurchased 21.6 million shares during the year, returning approximately $1 billion of cash to stockholders.

•	Adobe published other key highlights from its recent fiscal year in an Adobe By The Numbers FY2013 infographic.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.

Executive Quotes
“Adobe has redefined the Creative and Digital Marketing categories with its industry-leading Cloud offerings,” said Shantanu Narayen, president and chief executive officer, Adobe. “Creative Cloud and Adobe Marketing Cloud are the clear market leaders and are poised for accelerated growth.”
“We are leading the software industry in transitioning our business to the Cloud, which is enabling us to target higher top-line growth and greater recurring revenue,” said Mark Garrett, executive vice president and chief financial officer, Adobe. “We are raising our long-term revenue growth targets, with a compound annual revenue growth rate of 20 percent between fiscal year 2014 and fiscal year 2016.”
Company Provides Growth Targets as Part of Multi-Year Financial Outlook
For the first quarter of fiscal 2014, Adobe is targeting revenue of $950 million to $1 billion. On a diluted earnings per share basis, the company is targeting a range of $0.02 to $0.08 on a GAAP basis, and $0.22 to $0.28 on a non-GAAP basis. Adobe expects its share count to be between 511 million and 513 million shares, and is targeting non-operating expense between $18 million and $20 million. Adobe's tax rate is expected to be approximately 26 percent on a GAAP-basis and approximately 21 percent on a non-GAAP basis.
For fiscal year 2014, Adobe is targeting total revenue to be essentially flat with revenue achieved in fiscal year 2013. On a diluted earnings per share basis, the company is targeting approximately $0.27 on a GAAP-basis, and approximately $1.10 on a non-GAAP basis.
Adobe provided new long-term revenue growth rate targets for its business. The company expects to achieve a 20 percent compound annual growth rate (“CAGR”) between fiscal year 2014 and fiscal year 2016. To achieve this goal, Adobe said it is targeting a 20 percent CAGR in its Digital Media business and a 25 percent CAGR in its Adobe Marketing Cloud business during that timeframe. As part of these growth targets, the company said it could achieve non-GAAP earnings per share of approximately $2.00 in fiscal year 2015 and at least $3.00 in fiscal year 2016.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Adobe to Webcast Earnings Conference Call
Adobe will webcast its fourth quarter and fiscal year 2013 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. PDFs containing Adobe management’s prepared earnings call remarks, financial targets and conference call slides have been posted to Adobe’s investor relations website in advance of the conference call for reference.
A reconciliation between GAAP and non-GAAP financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to the transition of our business as we migrate to a subscription model, adoption of Creative Cloud, growth in recurring revenue, revenue, earnings per share on a GAAP and non- GAAP basis, share count, non-operating expense, and tax rate on a GAAP and non-GAAP basis, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, including our increased emphasis on a cloud and subscription strategy, fluctuations in subscription renewal or upgrade rates, continued uncertainty in economic conditions and the financial markets, risks associated with cyber-attacks and information security, difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models, and failure to realize the anticipated benefits of past or future acquisitions.

For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for fiscal year 2012, and Adobe’s Quarterly Reports on Form 10-Q issued in fiscal year 2013.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for our year ended Nov. 29, 2013, which Adobe expects to file in Jan. 2014.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2013 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Cloud and Adobe Marketing Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	November 29, 2013	November 30, 2012	November 29, 2013	November 30, 2012
Revenue:
Products	$567,232	$852,843	$2,470,098	$3,342,843
Subscription	359,723	194,537	1,137,856	673,206
Services and support	114,744	106,048	447,286	387,628
Total revenue	1,041,699	1,153,428	4,055,240	4,403,677

Cost of revenue:
Products	26,803	28,687	138,154	121,663
Subscription	77,314	59,308	278,077	219,102
Services and support	43,399	36,983	170,326	143,017
Total cost of revenue	147,516	124,978	586,557	483,782

Gross profit	894,183	1,028,450	3,468,683	3,919,895

Operating expenses:
Research and development	205,196	195,047	826,631	742,823
Sales and marketing	431,540	402,181	1,620,454	1,516,159
General and administrative	138,358	111,449	520,124	434,982
Restructuring and other charges	2,294	(275)	26,497	(2,917)
Amortization of purchased intangibles	13,959	12,283	52,254	48,657
Total operating expenses	791,347	720,685	3,045,960	2,739,704

Operating income	102,836	307,765	422,723	1,180,191

Non-operating income (expense):
Interest and other income (expense), net	695	(718)	4,941	(3,414)
Interest expense	(16,722)	(16,767)	(67,508)	(67,487)
Investment gains (losses), net	1,461	351	(4,015)	9,504
Total non-operating income (expense), net	(14,566)	(17,134)	(66,582)	(61,397)
Income before income taxes	88,270	290,631	356,141	1,118,794
Provision for income taxes	22,950	68,298	66,156	286,019
Net income	$65,320	$222,333	$289,985	$832,775
Basic net income per share	$0.13	$0.45	$0.58	$1.68
Shares used to compute basic net income per share	499,363	494,906	501,372	494,731
Diluted net income per share	$0.13	$0.44	$0.56	$1.66
Shares used to compute diluted net income per share	511,082	502,154	513,476	502,721

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	November 29, 2013	November 30, 2012
ASSETS

Current assets:
Cash and cash equivalents	$834,556	$1,425,052
Short-term investments	2,339,196	2,113,301
Trade receivables, net of allowances for doubtful accounts of $10,228 and $12,643, respectively	599,820	617,233
Deferred income taxes	102,247	125,243
Prepaid expenses and other current assets	170,110	116,237
Total current assets	4,045,929	4,397,066

Property and equipment, net	659,774	664,302
Goodwill	4,771,981	4,133,259
Purchased and other intangibles, net	605,254	545,036
Investment in lease receivable	207,239	207,239
Other assets	90,121	93,327
Total assets	$10,380,298	$10,040,229

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$62,096	$49,759
Accrued expenses	656,939	590,140
Capital lease obligations	14,676	11,217
Accrued restructuring	6,171	9,287
Income taxes payable	10,222	49,886
Deferred revenue	775,544	561,463
Total current liabilities	1,525,648	1,271,752

Long-term liabilities:
Debt and capital lease obligations	1,499,297	1,496,938
Deferred revenue	53,268	58,102
Accrued restructuring	7,717	12,263
Income taxes payable	132,545	155,096
Deferred income taxes	375,634	330,812
Other liabilities	61,555	50,084
Total liabilities	3,655,664	3,375,047

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,392,696	3,038,665
Retained earnings	6,928,964	7,003,003
Accumulated other comprehensive income	46,103	30,712
Treasury stock, at cost (104,573 and 106,702 shares, respectively), net of re-issuances	(3,643,190)	(3,407,259)
Total stockholders' equity	6,724,634	6,665,182
Total liabilities and stockholders' equity	$10,380,298	$10,040,229

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	November 29, 2013	November 30, 2012
Cash flows from operating activities:
Net income	$65,320	$222,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	81,350	78,621
Stock-based compensation expense	86,754	73,535
Unrealized investment (gains) losses, net	(1,741)	(281)
Changes in deferred revenue	94,737	59,232
Changes in other operating assets and liabilities	(11,438)	40,219
Net cash provided by operating activities	314,982	473,659

Cash flows from investing activities:
(Purchases) sales and maturities of short-term investments, net	11,140	(33,250)
Purchases of property and equipment	(35,121)	(81,789)
Proceeds from the sale of property and equipment	24,260	—
(Purchases) sales of long-term investments, intangibles and other assets, net	(294)	(14,436)
Net cash used for investing activities	(15)	(129,475)

Cash flows from financing activities:
Purchases of treasury stock	(400,000)	(100,000)
Re-issuance of treasury stock	64,892	19,089
Repayment of debt and capital lease obligations	(6,041)	(2,985)
Excess tax benefits from stock-based compensation	40,619	3,477
Net cash used for financing activities	(300,530)	(80,419)
Effect of exchange rate changes on cash and cash equivalents	1,034	(1,093)
Net increase in cash and cash equivalents	15,471	262,672
Cash and cash equivalents at beginning of period	819,085	1,162,380
Cash and cash equivalents at end of period	$834,556	$1,425,052

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended			Year Ended
	November 29, 2013	November 30, 2012	August 30, 2013	November 29, 2013	November 30, 2012
Operating income:

GAAP operating income	$102,836	$307,765	$110,354	$422,723	$1,180,191
Stock-based and deferred compensation expense	86,468	76,248	81,111	332,289	300,277
Restructuring and other charges	2,294	(275)	(791)	26,497	(2,917)
Amortization of purchased intangibles & technology license arrangements	32,789	30,912	32,315	153,840	119,890
Non-GAAP operating income	$224,387	$414,650	$222,989	$935,349	$1,597,441

Net income:

GAAP net income	$65,320	$222,333	$83,002	$289,985	$832,775
Stock-based and deferred compensation expense	86,468	76,248	81,111	332,289	300,277
Restructuring and other charges	2,294	(275)	(791)	26,497	(2,917)
Amortization of purchased intangibles & technology license arrangements	32,789	30,912	32,315	153,840	119,890
Investment (gains) losses	(1,461)	(351)	2,079	4,015	(9,504)
Resolution of income tax examinations	(3,700)	—	9,527	5,827	—
Income tax adjustments	(17,106)	(20,962)	(42,863)	(122,724)	(57,290)
Non-GAAP net income	$164,604	$307,905	$164,380	$689,729	$1,183,231

Diluted net income per share:

GAAP diluted net income per share	$0.13	$0.44	$0.16	$0.56	$1.66
Stock-based and deferred compensation expense	0.17	0.15	0.16	0.65	0.60
Restructuring and other charges	—	—	—	0.05	(0.01)
Amortization of purchased intangibles & technology license arrangements	0.06	0.06	0.06	0.30	0.24
Investment (gains) losses	—	—	—	0.01	(0.02)
Resolution of income tax examinations	0.01	—	0.02	0.01	—
Income tax adjustments	(0.05)	(0.04)	(0.08)	(0.24)	(0.12)
Non-GAAP diluted net income per share	$0.32	$0.61	$0.32	$1.34	$2.35

Shares used in computing diluted net income per share	511,082	502,154	514,058	513,476	502,721

Non-GAAP Results (continued)

Three Months Ended
November 29, 2013
Effective income tax rate:

GAAP effective income tax rate	26.0%
Stock-based and deferred compensation expense	(4.2)
Restructuring and other charges	(0.1)
Amortization of purchased intangibles	(1.6)
Resolution of income tax examinations	0.9
Non-GAAP effective income tax rate	21.0%

Adobe Q1 FY2014 and Fiscal Year 2014 Financial Targets
and GAAP to Non-GAAP Reconciliation of Financial Targets

Non-GAAP Financial Targets
(In millions, except per share data)
The following tables show Adobe's first quarter and fiscal year 2014 financial targets reconciled to non-GAAP financial targets included in this release.

	First Quarter Fiscal 2014
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$0.02	$0.08
Stock-based and deferred compensation expense	0.18	0.18
Restructuring and other charges	0.01	0.01
Amortization of purchased intangibles	0.06	0.06
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted net income per share	$0.22	$0.28

Shares used to compute diluted net income per share	513.0	511.0

Three Months Ended
February 28, 2014
Effective income tax rate:

GAAP effective income tax rate	26.0%
Stock-based and deferred compensation expense	(3.6)
Restructuring and other charges	(0.1)
Amortization of purchased intangibles	(1.3)
Non-GAAP effective income tax rate	21.0%

Fiscal 2014

Diluted net income per share:

GAAP diluted net income per share	$0.27
Stock-based and deferred compensation expense	0.76
Restructuring and other charges	0.02
Amortization of purchased intangibles & technology license arrangements	0.25
Income tax adjustments	(0.20)
Non-GAAP diluted net income per share	$1.10

Shares used to compute diluted net income per share	512.0

Multi-year Non-GAAP Diluted Net Income per Share Outlook

As part of its long-term growth targets, Adobe has stated that it could achieve non-GAAP diluted net income per share of approximately $2.00 in fiscal year 2015 and $3.00 or more in fiscal year 2016. Although the information to enable Adobe to reconcile and provide GAAP diluted net income per share targets for those years is not available at this time, reconciling items are expected to include, stock-based and deferred compensation expense, amortization of purchased intangibles, investment gains and losses and income tax adjustments.

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.